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                                 EXHIBIT 23.1


                        Consent of Arthur Andersen LLP



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports, dated September 6, 1996, on our audit of the financial statements of Physicians Resource Group, Inc.; November 21, 1995, on our audit of Physicians Resource Group, Inc. - Selected Acquisition Practices; March 8, 1996, on our audit of Barnet Dulaney Eye Center, P.L.L.C.; dated April 12, 1996, on our audit of the combined financial statements of Physicians Resource Group, Inc. - Certain Acquisition Practices; dated April 12, 1996, on our audit of the combined financial statements of Key Whitman/Milauskas; dated July 12, 1996, on our audit of the financial statements of Central Florida Eye Associates, P.A. and affiliates; dated July 12, 1996, on our audit of the financial statements of South Texas Retina Consultants, P.A. and affiliates; dated July 12, 1996 on our audit of the financial statements of Edward Yavitz Eye Center, Ltd.; dated August 9, 1996, on our audit of the combined financial statements of Physicians Resource Group, Inc. - Sundry Acquisition Practices; dated September 4, 1996, on our audit of the combined financial statements of Cincinnati Eye Institute, Inc. and Affiliate; dated September 6, 1996, on our audit of the financial statements of Tampa Eye Clinic, P.A.; dated September 6, 1996, on our audit of the combined financial statements of The Eye Institute of West Florida, P.A. and Douglas G. Johnson, O.D., P.A.; dated September 3, 1996 on our audit of the financial statements of Gregory L. Henderson, M.D., P.A.; dated October 16, 1996 on our audit of the combined financial statements of Melbourne Eye Associates of Brevard, Inc. and Melbourne Eye Associates, P.A.; dated October 29, 1996, on our audit of the combined financial statements of Frederick A. Hauber, M.D., P.A. and Health Dynamics Specialties, Inc.; dated October 28, 1996, on our audit of the financial statements of Ophthalmological Associates, Ltd.; dated October 28, 1996, on our audit of the financial statements of Stuart J. Kaufman, M.D., P.A.; dated March 24, 1997, on our audit of the financial statements of Physicians Resource Group, Inc.; dated February 26, 1997, on our audit of the financial statements of West Suburban Eye Associates, Ltd.; dated January 23, 1997, on our audit of the financial statements of Eye Associates, S.C. and Excimer Laser Associates, Ltd. and to all references to our firm included in this registration statement.


                                                    /s/ Arthur Andersen LLP

Dallas, Texas
June 2, 1997